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EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

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Company                                                               Domicile
-------                                                               --------
MMI Companies, Inc.                                                   Delaware
     AmCon Reinsurance, Inc.                                          Cayman Islands, B.W.I.
     American Continental Insurance Company                           Missouri
        American Continental Life Insurance Company                   Missouri
     Health Providers Insurance Company                               Illinois
     Healthcare Credentials Management Services, Inc.                 Delaware
     Healthcare Risk Underwriters Ltd.                                United Kingdom
     Management Science Associates, Inc.                              Delaware
     McManis Associates, Inc.                                         Delaware
     MMI Agency, Inc.                                                 Illinois
     MMI Risk Management Resources, Inc.                              Illinois
     Healthcare Risk Resources International Ltd.                     United Kingdom
     MMedica Insurance Limited - (80% owned)                          Ireland
     Professional Risk Management, Inc.                               Delaware
     MMI Capital Trust I - (3% (100% of common stock) owned)          Delaware
     Unionamerica Holdings, plc                                       United Kingdom
        Unionamerica Intermediate Company Limited                     United Kingdom
        Unionamerica Acquisition Company Limited                      United Kingdom
           Unionamerica Insurance Company Limited                     United Kingdom
           UA Management Company Limited  - (99% owned)               United Kingdom
           UA Combined Investment Company Limited - (80% owned)       United Kingdom
              Jago Dedicated Limited - (89% owned)                    United Kingdom
              Jago Capital Limited                                    United Kingdom
           Marketform Corporate Member Limited - (95% owned)          United Kingdom
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